AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of January 21, 2010, (the "Merger Agreement"), between NPI08, Inc., a Delaware corporation ("NPI"), and BlackStar Energy Group, Inc., a Colorado corporation ("BSE").

WHEREAS: On the date hereof; BSE has authority to issue 125,000,000 shares of stock of which 10,000,000 common shares are issued and outstanding, and BSE has the authority to issue 25,000,000 shares of Preferred Stock of which no shares are issued and outstanding;

WHEREAS: On the date hereof, NPI has authority to issue 200,000,000 shares of common stock, (the "NPI Common") and 10,000,000 Preferred Shares (the "Preferred Stock"), of which 8,661,385 shares of common stock are issued and outstanding and 7,803,960 shares are owned by BSE constituting 90% of the issued and outstanding common stock of NPI, and no Preferred Stock is outstanding at this date;

WHEREAS: The respective Boards of Directors of NPI and BSE have determined that it is advisable and in the best interests of each of such corporations that they merge into a NPI pursuant to Section 252 of the Delaware General Corporation Law, under which NPI would survive as the Company, by the Merger of BSE with and into NPI and with each holder of BSE Common receiving 1 share of NPI Common in exchange for each such share of BSE Common Stock outstanding;

WHEREAS: The Boards of Directors of NPI and BSE have approved this Merger Agreement, shareholder approval having been obtained by written of a majority of shares consent of a majority of shares pursuant to Section 252 of the Nevada General Corporation Law;

WHEREAS: The parties hereto intend that this Merger Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code;

NOW THEREFORE: In consideration of the mutual agreements and covenants herein contained, NPI and BSE hereby agree as follows:

1. Merger. BSE shall be merged with and into NPI (the "Merger"), and NPI shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and time of filing a certified copy of this Merger Agreement with the Secretary of State of the State of Delaware in accordance with Section 252(c) of the Delaware General Corporations Law (the "Effective Time").

2. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of NPI, in effect immediately prior to the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation except as amended as set forth below under the Delaware General Corporation Law:

   Amendment: Article 1 of the Articles to Incorporation is amended to change the name of the company to BlackStar Energy Group, Inc.

3. Succession. At the Effective Time, the separate corporate existence of BSE shall cease, and NPI be the Surviving Corporation shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of BSE, and NPI shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of BSE, including, without limitation, all outstanding indebtedness of BSE, all in the manner and as more fully set forth in Sections 251-252 of the Delaware General Corporation Law, as applicable.

4. Directors. The directors of BSE immediately prior to the Effective Time shall be the directors of the Surviving Corporation, NPI, at and after the Effective Time to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

5. Officers. The officers of BSE immediately preceding the Effective Time shall be the officers of the Surviving Corporation, NPI, at and after the Effective Time until their successors are duly elected and qualified.

6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

   a. each share of BSE Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be 1 fully paid and non-assessable share of NPI Common Stock;

   b. each share of NPI Common Stock held in the treasury of BSE immediately prior to the Effective Time shall be cancelled and retired;

   c. each options, warrant, purchase right, unit or other security of BSE convertible into shares of BSE Common Stock shall become convertible into the same number of shares of NPI common Stock as such security would have received if the security had been converted into shares of BSE Common Stock immediately prior to the Effective Time, and NPI shall reserve for purposes of the exercise of such options, warrants, purchase rights, units or other securities an equal number of shares of NPI Common Stock as BSE had reserved; and

   d. each share of NPI Common Stock issued and outstanding in the name of BSE immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of NPI Common Stock.

7. Other Agreements. At the Effective Time, Merger Co. shall assume any obligation of BSE to deliver or make available shares of BSE Common Stock under any agreement or employee benefit plan not referred to in Paragraph 6 herein to which BSE is a party. Any reference to BSE Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to NPI Common Stock and one share of NPI Common Stock shall be issuable in lieu of each share of BSE Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

8. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of BSE such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets,

rights, privileges, immunities, powers, franchises and authority of BSE, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of BSE or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

9. Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of BSE Common or Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the respective shares of NPI Common Stock, as the case may be, into which the shares of BSE Common or Preferred Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of NPI and its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to NPI or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of NPI Common or Preferred Stock, as the ease may be, evidenced by such outstanding certificate, as above provided.

10. Amendment. The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time.

11. Compliance with Sections 251 and 252 of the Delaware General Corporation Law. Prior to the Effective Time, the parties hereto will take all steps necessary to comply with Sections 251 & 252 of the Delaware General Corporation Law, as may be applicable, including without limitation, the following:

  a) The Certificate of Incorporation, Amendments, and By-Laws of NPI as in effect immediately prior to the Effective Time shall be in the form of the Certificate of Incorporation, Amendments, and By-Laws of NPI as surviving corporation.

  b) At the Effective Time, the directors and officers of BSE immediately prior to the Effective Time shall be the directors and officers of NPI, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of NPI.

  c) Filings. Prior to the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Colorado Secretary of State and Articles of Merger shall be filed in Delaware with the Secretary of State. To the extent necessary to effectuate any amendments to the certificates of incorporation of the Surviving Corporation, NPI, contemplated by this Agreement, the Surviving Corporation, NPI, shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

12. Termination. This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the board of directors of NPI and BSE, by action of the board of directors of BSE if it determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of BSE and its stockholders.

13. Counterparts. This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

14. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

15. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, NPI and BSE have caused this Merger Agreement to be executed and delivered as of the date first above written.

NPI08, INC., a Delaware corporation

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Name: __________________________
President and CEO

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Name: __________________________
Secretary

BLACKSTAR ENERGY GROUP, INC., a Colorado Corporation

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Name: __________________________
President and CEO